UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2008
Brookside Technology Holdings Corp.
(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction)	333-133253 (Commission File Number)	20-3634227 (IRS Employer Identification No.)
15500 Roosevelt Blvd,
Suite 101
Clearwater, FL 33760
(Address of principal executive offices) (zip code)
(727) 535-2151
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          Vicis Equity Infusion
          On July 3, 2008, Brookside Technology Holdings Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Vicis Agreement”) with Vicis Capital Master Fund, a sub-trust of Vicis Capital Series Master Trust (“Vicis”), pursuant to which Vicis acquired (a) 2,500,000 shares of Series A Convertible Preferred Stock (“Series A Stock”); and (b) a warrant (the “Warrant”) to purchase 250,000,000 shares of common stock of the Company at $0.03 per share (the “Exercise Price”), for an aggregate purchase price of $2,500,000. Furthermore, pursuant to the Vicis Agreement, all of 3,000,000 shares of the Company’s Series B Convertible Preferred Stock (“Series B Stock”) previously owned by Vicis were converted into 3,000,000 shares of Series A Stock. Accordingly, the Company no longer has any outstanding shares of Series B Stock. The Exercise Price is subject to a price adjustment from time to time upon the occurrence of certain events set forth in the Warrant.
          In connection with the foregoing equity infusion, Vicis also purchased and assumed from Hilco Financial, LLC (“Hilco”), the Company’s senior secured lender, and Dynamic Decisions Growth Premium Fund (“Dynamic”), the Company’s subordinated lender, and Hilco and Dynamic assigned to Vicis, all credit agreements, loans and promissory notes under which Hilco and Dynamic had loaned money to the Company. The Company consented to such assignments. In connection with such assignments, Hilco transferred to Vicis their warrants to purchase 61,273,835 shares, of common stock of the Company.
          The Warrant and Series A Stock each contain provisions that limit their holders ability to exercise and convert, as applicable, the Warrant and Series A Stock to the extent that, after such conversion/exercise, the sum of the number of shares of common stock beneficially owned by the holder would result in beneficial ownership by any holder and its affiliates of more than 4.99% of the outstanding shares of common stock.
          As a result of Vicis equity infusion described above, the exercise price of all of the Company’s outstanding warrants, including the warrants transferred to Vicis from Hilco, has been reset to $0.03 pursuant to the price protection provisions of those warrants. Additionally, the conversion price of all outstanding shares of Series A Stock, including those previously owned by Vicis, has been reset to $0.03 pursuant to the price protection provisions of the Series A Stock.
          The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Act”) for the issuance of the Series A Stock and Warrant to Vicis pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering, the investor is accredited and/or a qualified institutional buyer, the investor had access to information about the Company and its investment, the investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.
Item 3.02 Unregistered Sales of Equity Securities.
          See Item 1.01 above.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brookside Technology Holdings Corp.

By: /s/ Bryan McGuire

Bryan McGuire, Chief Financial Officer
Dated: July 10, 2008

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